Exhibit h.7.b

FORM OF JOINDER AGREEMENT AND AMENDMENT TO

THE INDEMNIFICATION AGREEMENT

This Joinder Agreement and Amendment to the Indemnification Agreement (this “Amendment”) is effective as of February 27, 2017 by and between (i) each trust whose name is set forth on the signature page (each such trust hereafter referred to as the “Trust”), acting on behalf of itself and each of its portfolio series, whether existing on the date hereof (as listed on Appendix A hereto) or subsequently established (the “Series”) and (ii) the trustee of the Trust whose name is set forth on the signature page (the “Trustee”).

BACKGROUND:

A.	The Trustee and the Trust are each a party to the Indemnification Agreement (the “Agreement”) dated October 24, 2016.

B.	The Trustee and the Trust desire that Virtus Asset Trust, acting on behalf of itself and each of its portfolio series, whether existing on the date hereof (as listed on Appendix A hereto) or subsequently established, be a party to the Agreement.

C.	Further, the parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, the Trustee, the Trust and Virtus Asset Trust agree to become a part to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement.

2.	Appendix A to the Agreement shall be amended and restated as attached hereto.

Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each of the parties has caused this Joinder Agreement and Amendment to the Indemnification Agreement to be executed in its name and on its behalf on the date set forth above.

Virtus ALTERNATIVE SOLUTIONS FUNDS,	TRUSTEE
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

VIRTUS ASSET TRUST,
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

Virtus EQUITY Trust,
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

Virtus OPPORTUNITIES Trust,
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

Virtus RETIREMENT Trust,
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

VIRTUS VARIABLE INSURANCE TRUST,
on behalf of Itself and each of its Series
listed on Appendix A attached hereto

Name:	Name:
Title:
Address for Notices:

APPENDIX A

TO

INDEMNIFICATION AGREEMENT

Virtus Alternative Solutions Trust, on behalf of each of:

Virtus Credit Opportunities Fund

Virtus Multi-Strategy Target Return Fund

Virtus Select MLP and Energy Fund

Virtus Strategic Income Fund

Virtus Asset Trust, on behalf of each of:

Virtus Ceredex Large Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small Cap Value Equity Fund

Virtus Conservative Allocation Strategy

Virtus Growth Allocation Strategy

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix Georgia Tax-Exempt Bond Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Limited Duration Fund

Virtus Seix North Carolina Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Seix Virginia Intermediate Municipal Bond Fund

Virtus Silvant Large Cap Growth Stock Fund

Virtus Silvant Small Cap Growth Stock Fund

Virtus WCM International Equity Fund

Virtus Zevenbergen Innovative Growth Stock Fund

A-1

Virtus Equity Trust, on behalf of each of:

Virtus Contrarian Value Fund

Virtus Enhanced Core Equity Fund (fka Virtus Growth & Income Fund)

Virtus Global Quality Dividend Fund (fka Virtus Quality Large-Cap Value Fund)

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Allocation Fund (fka Virtus Balanced Fund)

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Opportunities Trust, on behalf of each of:

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Emerging Markets Opportunities Fund

Virtus Emerging Markets Small Cap Fund

Virtus Equity Trend Fund

Virtus Essential Resources Fund

Virtus Foreign Opportunities Fund

Virtus Global Equity Trend Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater European Opportunities Fund

Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus International Small-Cap Fund

Virtus International Wealth Masters Fund

Virtus Low Duration Income Fund

Virtus Low Volatility Equity Fund

Virtus Multi-Asset Trend Fund

Virtus Multi-Sector Intermediate Bond Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund

Virtus Sector Trend Fund

Virtus Senior Floating Rate Fund

Virtus Tax-Exempt Bond Fund

A-2

Virtus Wealth Masters Fund

Virtus Retirement Trust, on behalf of each of:

Virtus DFA 2015 Target Date Retirement Income Fund

Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund

Virtus Variable Insurance Trust, on behalf of each of:

Virtus Capital Growth Series

Virtus Enhanced Core Equity Series (fka Virtus Growth & Income Series)

Virtus Equity Trend Series

Virtus International Series

Virtus Multi-Sector Fixed Income Series

Virtus Real Estate Securities Series

Virtus Small-Cap Growth Series

Virtus Small-Cap Value Series

Virtus Strategic Allocation Series

A-3